UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  May 3, 2007

GlobalSCAPE, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30617	74-2785449
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6000 Northwest Parkway, Suite 100

San Antonio, Texas  78249

(210) 308-8267

(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD

On May 3, 2007 GlobalSCAPE, Inc. (the “Company”), issued a press release announcing GlobalSCAPE received an additional order from the U.S. Army for Secure Server and SSH Module Licenses.  The Press Release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The Company stated in the press release that the initial value of the substantial order consisted of $2.5 million in software licenses and $300K in initial maintenance and support revenue. The fully deployed contract has maintenance and support valued at $1 million annually. The products consisted of Secure FTP Server, SSH Module and CuteFTP Professional software licenses.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

	99.1	Press Release dated May 3, 2007 entitled, “GlobalSCAPE Expands its Relationship with the U.S. Army through Additional Order for Secure Server and SSH Module Licenses.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GlobalSCAPE, Inc.

Dated: May 7, 2007

By:	/s/ Charles R. Poole
Charles R. Poole, President and CEO